QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 21

        TCF FINANCIAL CORPORATION

Subsidiaries of Registrant
(As of December 31, 2003)

Subsidiary	State of Incorporation	Names under which Subsidiary Does Business
TCF Insurance Agency, Inc.	Minnesota	TCF Insurance Agency, Inc. TCF Insurance
TCF Investments, Inc.	Minnesota	TCF Investments, Inc. GLB Securities (MI)
TCF Foundation	Minnesota	TCF Foundation
TCF Mortgage Corporation	Minnesota	TCF Mortgage Corporation TCF Home Loans
TCF Management Corporation	Minnesota	TCF Management Corporation
TCF Agency, Inc.	Minnesota	TCF Agency, Inc. TCF Agency Minnesota, Inc. TCF Agency Minnesota TCF Insurance Agency Minnesota, Inc. (UT)
TCF Agency Insurance Services, Inc.	Minnesota	TCF Agency Insurance Services, Inc.
Winthrop Resources Corporation	Minnesota	Winthrop Resources Corporation TCF Small Business Leasing
TCF Leasing, Inc.		TCF Leasing, Inc. WINR Business Credit TCF Express Leasing
TCF National Bank	United States
TCF National Bank
Great Lakes National Bank Michigan
TCF National Bank—Minnesota
TCF National Bank—Michigan
TCF National Bank—Illinois
TCF National Bank—Wisconsin
TCF National Bank—Lakeshore
TCF National Bank—Colorado
Service Corporation II	Michigan	Service Corporation II
Lakeland Group Insurance Agency, Inc.	Michigan	Lakeland Group Insurance Agency, Inc.
Great Lakes Mortgage LLC	Michigan	Great Lakes Mortgage LLC
TCF Investments Management, Inc.	Minnesota	TCF Investments Management, Inc.
TCF Investment Holdings III, Inc.	Minnesota	TCF Investment Holdings III, Inc.
TCF Illinois Realty Investments, LLC	Minnesota	TCF Illinois Realty Investments, LLC

QuickLinks

  EXHIBIT 21